EXHIBIT 3.1

ARTICLE 1. Offices

Section 1. Principal Executive Office. The Board of Directors is authorized to establish the principal executive office of the corporation, which may (but need not) be at the same location as the registered office or at any other
location designated by the Board of Directors.   The principal executive office
need not be in the state of  Nevada.

Section 2. Other Offices. Other offices may at any time be established by the Board of Directors at such place or places as may be determined by the Board of Directors from time to time.

ARTICLE 2. Meetings of Shareholders

Section 1. Place of Meetings. Meetings of shareholders shall be held either at the principal executive office of the corporation or at such other place within or without the State of Nevada as may be designated by the Board of Directors. However, if no place is stated or so fixed, shareholder meetings shall be held at the principal executive office of the corporation.

Section 2. Annual Meetings. An annual meeting of the shareholders shall be held for the election of directors at such date and time as is determined by the Board of Directors.

Notice of each annual meeting of shareholders, signed by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary, an Assistant Secretary, or such other natural person or persons as the Directors shall designate, shall be given in writing to each shareholder entitled to vote, either personally or by mail or other means of written or electronic communication permitted by applicable laws, charges prepaid, addressed to such shareholder at his or her address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the purpose or purposes for which the meeting is called and the place, the date and the time of such meeting. The signature on such notice may be a facsimile or conformed signature and need not be an original signature. If mailed, notice shall be addressed to the shareholder at his or her address as it appears upon the records of the corporation. Upon mailing, the service of notice is complete and the time of the notice begins to run from the date upon which it is deposited in the mail. Personal delivery of any notice to any officer of a corporation or association, or to any partner of a partnership, constitutes delivery of the notice to the corporation, association or partnership. Any shareholder may waive notice of any meeting by a writing signed by such shareholder or by a duly authorized attorney-in-fact of such shareholder, either before or after the meeting.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the
Secretary or by a majority of the Board of Directors.   Except in special cases
where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify the place, date and time of such meeting, and the purpose or purposes for which the meeting is called.

Section 4. Adjourned Meetings and Notice Thereof. Any shareholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the holders of a majority of the shares present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

When any shareholders meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken of the date, time and place of the reconvened meeting.

Section 5. Entry of Notice. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, provided that proper notice has been given, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholders, as required by law and the By-Laws of the corporation.

Section 6. Voting. At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his or her own name on the stock records of the corporation. There shall be no cumulative voting. Such vote may be by voice or by ballot, at the election of the chair of the meeting.

Section 7. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business.

Section 8. Proxies. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless
(i) the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven
(7) years from the date of its execution, or (ii) the proxy is coupled with an interest.

Section 9. Action Without a Meeting.  Except as  provided in Article VI,
Section 1 hereof, the shareholders of the corporation may not take action by written consent without a meeting; rather, any such shareholder actions must be taken at a duly called annual or special shareholders meeting.

Section 10. Advance Notice of Shareholder Business.   To be properly brought
before the meeting, business must be of a nature that is appropriate for consideration at a shareholders meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder.

In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation and received by the Secretary not later than sixty (60) days prior to the first anniversary of the date on which notice of the prior year's annual meeting was mailed to shareholders. The notice provided to the Secretary shall set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) information concerning the shareholder, including the shareholder's name and address; (iii) a lawful representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice; (iv) any material interest of the shareholder in such business; and (v) such other information with respect to such matter as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at a shareholders meeting except in accordance with the procedures set forth in this section; provided, however, that nothing in this section shall be deemed to preclude discussion by any shareholder of any business properly brought before a meeting in accordance with these Bylaws. The person presiding over the shareholders meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 11. Advance Notice of Shareholder Nominees.   Nominations of persons
for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation.

To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not later than sixty (60) days prior to the first anniversary of the date on which notice of the prior year's annual meeting was mailed to shareholders. Such shareholder's notice shall set forth (a) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director:
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation that are beneficially owned by such person, (iv) any other information relating to such person that would be required by law to be disclosed in solicitations of proxies for election of directors, and (v) such person's written consent to being named as a nominee and to serving as a director if elected; and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation's books, of such shareholder, and (ii) the class and number of shares of the corporation that are beneficially owned by such shareholder, and (iii) a description of all arrangements or understandings between such shareholder, each nominee and any other person or persons (naming such person or persons) relating to the shareholder's nomination. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the shareholder's notice of nomination that pertains to the nominee.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The person presiding at the shareholder meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

Section 12.  Shareholder Participation by Telephone.   Shareholders shall not
be permitted to participate in shareholder meetings by telephone or other electronic means. Votes may only be cast in person at the meeting by the shareholder or by a duly appointed proxy of the shareholder who appears in person at the meeting.

ARTICLE 3. Directors

Section 1. Powers. Subject to limitations of the Articles of Incorporation, the By-Laws and the provisions of the Nevada General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of Directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by, the Board of Directors.

Section 2. Committees.
(a) Executive Committee. The Board of Directors shall have the power to and shall appoint and maintain an Executive Committee. Such committee shall consist of one or more members of the Board of Directors, including either the Chairman of the Board or, if he or she is a member of the Board of Directors, the President. Such committee shall have and may exercise all the powers and authority of the Board of Directors, except as the Board may specifically reserve by resolution, and may authorize the seal of the corporation to be affixed to all papers that may require it.
(b) Compensation, Audit and Finance Committees. The Board of Directors shall have the power to and shall appoint and maintain Compensation, Audit, and Finance Committees of the Board. Each such committee shall consist of one or more members of the Board of Directors, none of whom shall be officers of the corporation. The committees shall have only such authority as the Board may specifically delegate by resolution.
(c) Other Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the members of the whole Board, shall have the power to and may also appoint and maintain such other committees as it may deem appropriate. Each such committee shall consist of one or more members of the Board of Directors and shall have only such authority as the Board may specifically delegate by resolution.
(d) Powers Withheld. No committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution, By-Laws or Articles of Incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
(e) Committee Operation and Structure.   A majority of each committee may
determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. Subject to paragraphs (a) and
(b) above, the Board of Directors shall have the power at any time to fill vacancies in, and to change the size or membership of any such committee. No member of the committee shall continue to be a member of it after he or she ceases to be a Director of the corporation.
(f) Written Record. Each committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at such times as requested by the Board of Directors. Failure to submit such record, or failure of the Board of Directors to approve any action indicated therein, will not, however, invalidate such action to the extent it has been carried out by the corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

Section 3. Number and Qualification of Directors.   The authorized number of
Directors of the corporation shall initially be nine. The number of Directors may be increased or decreased by a resolution of the Board of Directors duly adopted by 75% of all Directors. The number of Directors shall not be less than one.

Section 4. Election and Term of Office. The Board of Directors may, by resolution, establish a staggered or classified Board of Directors, which resolution shall set forth the initial terms and the standard terms of office for each class of directors. At least one-fourth of the Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the Directors are not elected at such meeting, the Directors may be elected at any special meeting of shareholders. All Directors shall hold office until their respective successors are elected or until their resignation, death or removal.

Section 5. Vacancies.    Vacancies in the Board of Directors may be filled by a
majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the shareholder.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting, or if the original incorporators shall fail to designate the total authorized number of Directors for the initial Board of Directors.

The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

Section 6. Place of Meeting.   Regular meetings of the Board of Directors shall
be held at any place within or without the State of Nevada that has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office.

Section 7. Organization Meeting.   Immediately following each annual meeting of
shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

Section 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or, if they are absent or unable or refuse to act, by the Secretary or any Vice President or by any two Directors.

Notice of the time and place of special meetings  shall be delivered personally to the Directors or sent to each Director by mail or other form of written or electronic communication, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the
place  in which the meetings of the Directors are regularly held.   In case
such notice is mailed or sent by telegraph, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal executive office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally, by telephone, by voicemail message, by electronic mail or by other electronic means, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing, personal delivery or other communication as above provided shall constitute due, legal and personal notice to such Director.

Section 9. Participation in Meetings. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a conference telephone network, video conference or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

Section 10. Notice of Adjournment. Notice of the date, time and place of reconvening an adjourned meeting need not be given to absent Directors if the date, time and place is fixed at the meeting that is being adjourned.

Section 11. Entry of Notice. Whenever any Director has been absent from any special meeting of the Board of Directors, provided that proper notice has been given, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and the By-Laws of the corporation.

Section 12. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if: (i) either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof or (ii) such other actions as are sufficient to cure the defective notice under the Nevada General Corporation Law are taken. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 13. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee. Such written consent shall be filed with the minutes of proceedings of the Board or committee.

Section 14. Quorum. A majority of the number of Directors actually in office shall be necessary to constitute a quorum for the transaction of business, except as to adjournment as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation or by these By-Laws.

Section 15. Adjournment. A quorum of the Directors may adjourn any Directors meeting to meet again at a stated date and time; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 16. Fees and Compensation. Directors shall receive such fees and/or other compensation, if any, for their services as Directors as may be authorized from time to time by the Board of Directors. In addition, Directors shall receive reasonable out-of-pocket expenses incurred to attend
meetings of the Board or any committee thereof.   Nothing herein contained
shall be construed to preclude any Director from serving the corporation in any other capacity, such as an officer, agent, employee or consultant, and receiving compensation in such capacity.

Section 17. Removal. Any or all of the directors may be removed without cause if such removal is approved by not less than two-thirds of the issued and outstanding shares entitled to vote; provided, however, that (i) if the Articles of Incorporation or an amendment thereto provide for the election of directors by cumulative voting, no director shall be removed from office except upon the vote or written consent of shareholders owning sufficient shares to have prevented his or her election to office in the first instance,
(ii) the Articles of Incorporation may require the concurrence of a larger percentage of the stock entitled to voting power in order to remove a director, and (iii) when by the provisions of the Articles of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so selected may be removed only by the applicable vote of the holders of the shares of that class or series.

Section 18. Restrictions on Transactions Involving Interested Directors. The corporation shall not enter into any contract or other transaction with any corporation, firm or association of which one of the Directors is an employee, officer or agent, which contract or transaction could involve payments by the corporation to such corporation, firm or association aggregating $100,000 or more (other than interest or dividend payments), unless such contract or transaction has been approved by a majority of the disinterested Directors.

ARTICLE 4. Officers

Section 1. Officers. The officers of the corporation shall be a Chairman of the Board of Directors, a President, a Chief Financial Officer, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article. Officers other than the Chairman of the Board need not be Directors. One person may hold two or more offices.

Section 2. Election. The officers of this corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

Section 3. Subordinate Officers. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at the time in office, at any regular or special meeting of the Board.

Any officers may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

Section 6. Chairman of the Board. The Chairman of the Board shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He or she shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The Chairman of the Board shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by the By-Laws.

Section 7. President. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by the By-Laws. In the absence of the Chairman of the Board and the Chief Executive Officer (if there be one), the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. If the President is unable to preside at such a meeting for any reason, then the Board of Directors may appoint any other person that it deems appropriate to preside over the meeting.

Section 8. Vice Presidents. In the absence or disability of the President, the Vice President or Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the
restrictions upon, the President.   The Vice Presidents shall have such other
powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the By- Laws.

Section 9. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal executive office, or such other place as the Board of Directors may order, of all meetings of Directors and shareholders, with the date, time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the registered office in Nevada, a share register, or a duplicate share register, revised at least once annually, showing the names of the shareholders (alphabetically arranged) and their addresses and the number and classes of shares held by each. Alternatively, the Secretary may keep on file at the registered office of the corporation a statement setting forth the name and address of the custodian of the share register, which may be the transfer agent. The corporation may appoint a transfer agent to maintain the official share register and stock transfer records of the corporation and to process original issuances of stock certificates and subsequent transfers thereof. Such records shall include the name and address of each shareholder; the number and class of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

Section 10. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses and shares. The books of account shall at all times be open to inspection by any Director. The Chief Financial Officer shall also render to the Chairman of the Board, the Chief Executive Officer, the President and Directors, whenever any such person requests it, an account of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

Section 11. Treasurer. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chairman of the Board, the Chief Executive Officer, the President and Directors, whenever any such person requests it, an account of all transactions of the Treasurer as such an officer, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws. In the event that the Board of Directors has not appointed a person as Treasurer, the Chief Financial
Officer shall be deemed to also serve as Treasurer and shall be responsible for performing the duties of the Treasurer.

ARTICLE 5. Miscellaneous

Section 1. Record Date and Closing Stock Books. The Board of Directors may fix a record date at a time, in the future, (i) not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of shareholders, and
(ii) not more than sixty (60) nor less than ten (10) days preceding the date fixed for the payment of any dividend or distribution or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect. Such record date shall be the date fixed for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as
aforesaid.   The Board of Directors may (but need not) close the books  of the corporation against transfers of shares during the whole or any part of any such period.

Section 2. Inspection of Corporate Records.   Shareholders shall have the right
to inspect such corporate records at such times and based upon such limitations of such rights as may be set forth in the Nevada General Corporation Law from time to time.

Section 3. Checks and Other Monetary Obligations.   All checks, drafts or other
orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 4. Annual Report. Except as may be required by applicable law, the corporation need not provide an annual report to the shareholders.

Section 5. Certificates of Stock. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates (a) shall be signed by (i) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (ii) the Secretary or an Assistant Secretary, or (b) shall be authenticated by facsimiles (i) of the signature of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and
(ii) the signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and a registrar.

Certificates for shares purposes as the Board of Directors or the By-Laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

Section 6. Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 7. Inspection of By-Laws. The corporation shall keep in its registered office in Nevada the original or a copy of the By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE 6. Amendments

Section 1. Power of Shareholders. New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote of the shareholders entitled to exercise a majority of the voting power of the corporation or by the written consent of such shareholders, except as otherwise provided in the Articles of Incorporation.

Section 2. Power of Directors. Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal By-Laws, and except for Article III, Sections 2, 3 and 18, Article VI, Section 2 and
Article VII, By-Laws may be adopted, amended or repealed by the Board of Directors.

ARTICLE 7. Indemnification

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a Director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right that such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By- Law, agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further By-Laws with respect to indemnification and may amend these and such By-Laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.


CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:
(1) That I am duly elected and acting Secretary of ETEC SYSTEMS, INC., a Nevada corporation; and
(2) That the foregoing Amended and Restated Bylaws, comprising ___ pages, constitute the Amended and Restated Bylaws of said corporation in full force and effect as of the date of this certification.
IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this ___ day of September, 1998.


W. Russel Wayman, Secretary